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                                  EXHIBIT 23.2


CONSENT OF ACCOUNTANTS
CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


As independent certified public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8, of our report, which includes an explanatory paragraph regarding the substantial doubt about the Company's ability to continue as a going concern, dated December 13, 2003, included in U. S. Microbics, Inc.'s Annual Report on Form 10-KSB for the year ended September 30, 2003, and to all references to our firm included in this Registration Statement.

                               /s/ RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP
                               Russell Bedford Stefanou Mirchandani LLP

McLean, Virginia
April 14, 2004